TPG Reports Second Quarter 2025 Results

San Francisco and Fort Worth, Texas – August 6, 2025 – TPG Inc. (NASDAQ: TPG), a leading global alternative asset management firm, reported its unaudited second quarter 2025 results. TPG issued a full detailed presentation of its second quarter ended June 30, 2025 results, which can be viewed through the Investor Relations section of TPG’s website at shareholders.tpg.com.

"We delivered outstanding results in the second quarter, reflecting the strength and durability of TPG’s franchise. Our Distributable Earnings for the quarter increased 26% year-over-year, and we declared a record quarterly dividend. On the capital formation front, we had the second highest fundraising quarter in our history and the strongest credit fundraising quarter ever,” said Jon Winkelried, Chief Executive Officer. “We are entering the back half of the year with significant momentum across each of our platforms and look forward to continuing to deliver strong investment performance for our clients and build long term value for our shareholders."

Dividend
TPG has declared a quarterly dividend of $0.59 per share of Class A common stock to holders of record at the close of business on August 18, 2025, payable on September 2, 2025.

Conference Call
TPG will host a conference call and live webcast today at 11:00 am ET. It may be accessed by dialing (800) 274-8461 (US toll-free) or (203) 518-9814 (international), using the conference ID TPGQ225. The number should be dialed at least ten minutes prior to the start of the call. A simultaneous webcast will also be available and can be accessed through the Investor Relations section of TPG’s website at shareholders.tpg.com. A webcast replay will be made available on the Events page in the Investor Relations section of TPG’s website.

About TPG
TPG is a leading global alternative asset management firm, founded in San Francisco in 1992, with $261 billion of assets under management and investment and operational teams around the world. TPG invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate, and market solutions, and our unique strategy is driven by collaboration, innovation, and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams, and communities.

Shareholders	Media
Gary Stein and Evanny Huang	Luke Barrett and Julia Sottosanti
shareholders@tpg.com	media@tpg.com

Forward Looking Statements; No Offers
This document may contain “forward-looking” statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding expected growth, future capital expenditures, fund performance, dividends and dividend policy, and debt service obligations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits, or unexpected costs related to the integration, of acquired companies; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions and uncertainties, among various other risks discussed in the Company’s SEC filings.

For the reasons described above, we caution you against relying on any forward-looking statements, which should be read in conjunction with the other cautionary statements included elsewhere in this document and risk factors discussed from time to time in the Company’s filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov. Any forward-looking statement in this document speaks only as of the date of this document. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update or revise any forward-looking statement after the date of this document, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of the document.

This document does not constitute an offer of any TPG fund.